REVIV3 PREPARES FOR NYSE AMERICAN LISTING WITH
REVERSE STOCK SPLIT

1-for-20 Reverse Stock Split Intended to Meet NYSE American Listing Requirements

LOS ANGELES, CA, January 16, 2024 (GLOBE NEWSWIRE) -- Reviv3 Procare Company (“Reviv3,” “we,” “us,” “our,” or the “Company”) (OTCQB: RVIV), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, today announced that on January 12, 2024, it filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect a one (1) for twenty (20) reverse stock split of its common stock, par value $00001 per share (the “Common Stock”, effective as of 12:01 a.m. Eastern Standard Time on January 16, 2024 (the “Reverse Stock Split”). The Reverse Stock Split was completed in accordance with the authorization provided by the written consent of a majority of the Company’s stockholders holding a majority of our issued and outstanding shares of the Common Stock on October 31, 2023 and disclosed in a Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2023.

As previously disclosed, the Company has applied for listing on the NYSE American stock Exchange (the “NYSE American”). The Reverse Stock Split was implemented in connection with the NYSE American listing application. The NYSE American requires, among other items, an initial bid price of least $3.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock to a price that allows us to meet the NYSE American initial listing requirements. The Company continues to take steps to satisfy other requirements, but there can be no assurance that the Company will meet all the requirements for its NYSE American listing.

The Common Stock will begin trading on a split-adjusted basis under the existing trading symbol “RVIV” when the market opens on January 16, 2024. The ticker symbol will temporarily be appended with “D” to signify the effectiveness of the Reverse Stock Split.

“This reverse split represents another major step toward our Common Stock being traded on a listed U.S. exchange,” commented Reviv3 CEO, Jeff Toghraie. “We believe a NYSE American listing will elevate our visibility and broaden awareness of our success in the financial community, particularly with institutional and retail investors, and provide our shareholders with greater liquidity and enhance shareholder value. These benefits will be timely, as we prepare to effect a corporate rebranding to “AXIL Brands, Inc.” in connection with the anticipated exchange listing, and the introduction of a number of new hearing enhancement and protection products expected to be released this calendar year.”

The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, which will be rounded up to the nearest whole share. The Reverse Stock Split will reduce the number of issued and outstanding Common Stock from 117,076,949 pre-split shares to 5,853,936 post-split shares, subject to adjustments for rounding of fractional shares. Proportional adjustments will be made to any outstanding preferred shares or options.

About Reviv3

Reviv3 Procare Company (OTCQB: RVIV) is an emerging global e-commerce consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit the Company’s website at www.reviv3.com and, for the AXIL® brand, visit www.goaxil.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “intend,” “continue,” “will,” “prepare,” “should,” and “would,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause Reviv3’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements including the risk that the Reverse Stock Split won’t increase the price of our Common Stock and otherwise have its intended effect and risks associated with listing our shares on NYSE American.. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC. These forward-looking statements speak only as of the date hereof. Except as required by law, Reviv3 does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the SEC. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Investor Relations:

Reviv3 Investor Relations Team

(888) 638-8883

investors@reviv3.com